Q1 2019 Earnings Summary May 1, 2019 Extended Stay America, Inc. ESH Hospitality, Inc.

important disclosure information This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding our business performance, financial results, liquidity and capital resources, capital expenditures, distribution policy and other non-historical statements, including the statements in the “2019 Outlook” section of this presentation. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause Extended Stay America, Inc.’s (“ESA”) and ESH Hospitality, Inc.’s (“ESH REIT,” and together with ESA, the “Company”) actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2019 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements. This presentation includes certain non-GAAP financial measures, including Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, Funds from Operations (“FFO”), Adjusted Funds From Operations (“Adjusted FFO”), Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with U.S. GAAP. Please refer to the Appendix of this presentation for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. GAAP, and to the Company’s combined quarterly report on Form 10-Q filed with the SEC on May 1, 2019 for definitions of these non-GAAP measures. This presentation includes certain operating metrics presented on a comparable system-wide basis. The term “comparable system-wide” refers to hotels operated under the Extended Stay America brand and owned, franchised or managed by the Company for the full three months ended March 31, 2019 and 2018. For franchised or managed hotels, ESA earns certain fees based on a percentage of hotel revenues. Unless otherwise stated, the financial and operating data included in this presentation do not give effect to hotel dispositions. 2

Q1 2019 Operating Results and Financial Highlights comparable system-wide revenue per available net income (in millions)1 room (“RevPAR”) $47.50 $46.74 $31.1 $28.4 Q1 2018 Q1 2019 Q1 2018 Q1 2019 hotel operating margin2 adjusted FFO per diluted Paired Share1,2 52.2% $0.42 50.1% $0.36 Q1 2018 Q1 2019 Q1 2018 Q1 2019 adjusted EBITDA (in millions) 1,2 adjusted Paired Share income per diluted Paired Share1,2 $132.2 $0.19 $116.3 $0.16 Q1 2018 Q1 2019 Q1 2018 Q1 2019 1Net Income, Adjusted EBITDA, Adjusted FFO per diluted Paired Share and Adjusted Paired Shared Income per diluted Paired Share were affected by lost contribution from 26 hotels sold in 1Q 2018, 32 hotels sold in 3Q 2018 and 14 hotels sold in 4Q 2018. 2See Appendix for Hotel Operating Margin, Adjusted FFO per diluted Paired Share, Adjusted EBITDA and Adjusted Paired Share Income per diluted Paired Share reconciliations. 3

Quarterly Distribution and Select Balance Sheet Statistics quarterly distribution cash balance (in millions)2 per Paired Share1 +4.5% $304 $0.23 $303 $0.22 Q1 2018 Q1 2019 4Q 2018 1Q 2019 adjusted net debt / TTM adjusted EBITDA ratio3 debt outstanding (in millions)4 3.8X 3.7X $2,444 $2,441 4Q 2018 1Q 2019 4Q 2018 1Q 2019 ¹ Distribution dates of May 25, 2018 and May 30, 2019. 2 Includes restricted and unrestricted cash. 3 Net debt calculation is (gross debt – total restricted and unrestricted cash) divided by TTM Adjusted EBITDA on a 554 hotel basis for 4Q 2018 and 1Q 2019. 4 4 Gross debt outstanding (excludes discounts and deferred financing costs).

STAY Dividend History Consistently increased Paired Share dividend each year as a public company STAY DIVIDEND HISTORY REIT Regular C-Corp Regular REIT Special C-Corp Special $0.30 special dividend after $0.25 sale of 53 hotels $0.20 $0.15 $0.10 $0.05 5

Pipeline Update Company-Owned Pipeline & Recently Opened Hotels as of March 31, 2019 Under Option Pre-Development Under Construction Total Pipeline Opened YTD # Hotels # Rooms # Hotels # Rooms # Hotels # Rooms # Hotels # Rooms # Hotels # Rooms 5 620 5 648 7 872 17 2,140 0 0 Third-Party Pipeline & Recently Opened Hotels as of March 31, 2019 Commitments Applications Executed Total Pipeline Opened YTD # Hotels # Rooms # Hotels # Rooms # Hotels # Rooms # Hotels # Rooms # Hotels # Rooms 34 4,216 3 306 6 673 43 5,195 0 0 Definitions Under Option Locations with a signed purchase and sale agreement Pre-Development Land purchased, permitted and/or site work Under Construction Hotel is under construction Commitments Signed commitment to build hotel(s) by a third party Applications Third party filed franchise application with deposit Executed Franchise application approved, various stages of pre-development and/or under construction 6

Progress on ESA 2.0 new build construction © 2019 ESH Hospitality Strategies LLC © 2019 ESH Hospitality Strategies LLC © 2019 ESH Hospitality Strategies LLC Eight locations were under construction for new ESA 2.0 hotels at the end of 1Q 2019, including the Riverview location in Gibsonton, FL shown above 7

Q1 2019 Results, Q2 2019 Outlook1 and Full Year 2019 Outlook1 (in millions, except %) Q1 2019 Outlook Q1 2019 Actual RevPAR % D2 -2.5% to -0.5% -1.6% Adjusted EBITDA $114 $120 $116.3 1 (in millions, except %) Q2 2019 Outlook RevPAR % D2 0.0% to 1.5% Adjusted EBITDA $153 $158 1 4 (in millions, except %) 2019 Outlook (No change) Prior Outlook RevPAR % D2 0.0% to 2.0% 1.0% to 2.75% Net income $188 $212 $194 $208 Adjusted EBITDA3 $560 $580 $595 $610 Depreciation and amortization $187 $193 $213 $213 Net interest expense $126 $126 $130 $130 Effective tax rate 16.0% 17.0% 16.5% 17.0% Adjusted Paired Share income per diluted Paired $1.02 $1.14 $1.07 $1.15 Share Expected capital returns $220 $270 $260 $300 Capital expenditures $310 $360 $205 $235 1 Guidance for Q2 2019 and full year 2019 is as of May 1, 2019. 2 RevPAR % D shown on a comparable system-wide basis. Both 2019 and Q2 2019 RevPAR outlook includes an approximately 200 basis point negative impact from hurricane affected markets and renovation disruption. Q2 2019 RevPAR outlook also has an approximately 60 basis point negative impact from Easter holiday shift into April from March in 2018. 3 Lost contribution of approximately $21 million related to 72 hotel dispositions in 2018. 8 appendix

NON-GAAP RECONCILIATION OF NET INCOME TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (In thousands) (Unaudited) Three Months Ended March 31, 2019 2018 % Variance Net income $ 28,404 $ 31,095 (8.7)% Income tax expense 6,123 5,797 5.6% Interest expense, net 29,604 31,640 (6.4)% Other non-operating (income) expense (178) 197 190.4% Other income (27) (5) 440.0% Gain on sale of hotel properties - (38,082) (100.0)% Impairment of long-lived assets - 43,600 (100.0)% Depreciation and amortization 48,778 54,015 (9.7)% General and administrative expenses 23,027 24,961 (7.7)% Loss on disposal of assets(1) 1,376 1,492 (7.8)% Franchise and management fees (1,225) (415) 195.2% Other expenses from franchised and managed properties, net of other revenues 552 52 961.5% Hotel Operating Profit $ 136,434 $ 154,347 (11.6)% Room revenues $ 267,046 $ 290,210 (8.0)% Other hotel revenues 5,303 5,275 0.5% Total room and other hotel revenues $ 272,349 $ 295,485 (7.8)% Hotel Operating Margin 50.1% 52.2% (210) bps (1) Included in hotel operating expenses in the unaudited condensed consolidated statements of operations. 10

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (In thousands) (Unaudited) Three Months Ended March 31, 2019 2018 Net income $ 28,404 $ 31,095 Interest expense, net 29,604 31,640 Income tax expense 6,123 5,797 Depreciation and amortization 48,778 54,015 EBITDA 112,909 122,547 Equity-based compensation 2,109 2,403 Impairment of long-lived assets - 43,600 Gain on sale of hotel properties - (38,082) Other expense(1) 1,293 1,696 Adjusted EBITDA $ 116,311 $ 132,164 (1) Includes loss on disposal of assets, non-operating (income) expense, including foreign currency transaction costs, and certain costs associated with dispositions. Loss on disposal of assets totaled $1.4 million and $1.5 million, respectively. 11

NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (In thousands, except per share and per Paired Share data) (Unaudited) Three Months Ended March 31, 2019 2018 Net income per Extended Stay America, Inc. common share - diluted $ 0.12 $ 0.08 Net income attributable to Extended Stay America, Inc. common shareholders $ 21,934 $ 14,852 Noncontrolling interests attributable to Class B common shares of ESH REIT 6,466 16,239 Real estate depreciation and amortization 47,433 52,748 Impairment of long-lived assets - 43,600 Gain on sale of hotel properties - (38,082) Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders (7,400) (9,725) Funds From Operations 68,433 79,632 Debt modification and extinguishment costs - 437 Tax effect of adjustments to Funds From Operations - (73) Adjusted Funds from Operations $ 68,433 $ 79,996 Adjusted Funds from Operations per Paired Share – diluted $ 0.36 $ 0.42 Weighted average Paired Shares outstanding – diluted 188,576 192,566 12

NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(In thousands, except per share and per Paired Share data)
(Unaudited)

	Three Months Ended March 31,	
	2019	2018
Net income per Extended Stay America, Inc. common share - diluted	$ 0.12	$ 0.08
Net income attributable to Extended Stay America, Inc. common shareholders	$ 21,934	$ 14,852
Noncontrolling interests attributable to Class B common shares of ESH REIT	6,466	16,239
Paired Share Income	28,400	31,091
Debt modification and extinguishment costs	-	437
Impairment of long-lived assets	-	43,600
Gain on sale of hotel properties	-	(38,082)
Other expense[(1)]	1,293	1,696
Tax effect of adjustments to Paired Share Income	(202)	(1,277)
Adjusted Paired Share Income	$ 29,491	$ 37,465
Adjusted Paired Share Income per Paired Share – diluted	$ 0.16	$ 0.19
Weighted average Paired Shares outstanding – diluted	188,576	192,566

(1) Includes loss on disposal of assets, non-operating (income) expense, including foreign currency transaction costs, and certain costs associated with dispositions. Loss on disposal of assets totaled $1.4 million and $1.5 million, respectively.

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TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA FOR THE YEARS ENDED DECEMBER 31, 2019 (OUTLOOK) AND DECEMBER 31, 2018 (ADJUSTED)(1) (In thousands) (Unaudited) Year Ended Year Ending December 31, 2019 December 31, 2018 (Outlook) (Adjusted) (1) Low High $ 1,204,429 Total revenues $ 1,230,000 $ 1,250,000 $ 211,756 Net income $ 188,202 $ 212,310 124,870 Interest expense, net 126,000 126,000 42,076 Income tax expense 38,548 40,440 209,329 Depreciation and amortization 193,000 187,000 588,031 EBITDA 545,750 565,750 Adjusted Property EBITDA of hotels not owned (21,422) for entirety of period presented - - 7,724 Equity-based compensation 8,250 8,250 43,600 Impairment of long-lived assets - - (42,478) Gain on sale of hotel properties - - 2,860 Other expense(2) 6,000 6,000 $ 578,315 Comparable Adjusted EBITDA $ 560,000 $ 580,000 (1) 2018 results adjusted to reflect the results of 552 hotels owned and operated for the full year ended December 31, 2018. (2) Includes loss on disposal of assets, non-operating (income) expense, including foreign currency transaction costs, and certain costs associated with acquisitions, dispositions and capital transactions. 14

NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC. COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE FOR THE YEARS ENDED DECEMBER 31, 2019 (OUTLOOK) AND DECEMBER 31, 2018 (ACTUAL)

(In thousands, except per share and per Paired Share data)
(Unaudited)

Year Ended December 31, 2018 (Actual)		Year Ending December 31, 2019 (Outlook) Low	Year Ending December 31, 2019 (Outlook) High
$ 0.59	Net income per Extended Stay America, Inc. common share - diluted	$ 0.43	$ 0.50
$ 112,864	Net income attributable to Extended Stay America, Inc. common shareholders	$ 80,721	$ 94,962
98,876	Noncontrolling interests attributable to Class B common shares of ESH REIT	107,465	117,332
211,740	Paired Share Income	188,186	212,294
1,621	Debt modification and extinguishment costs	-	-
43,600	Impairment of long-lived assets	-	-
(42,478)	Gain on sale of hotel properties	-	-
2,860	Other expense [(1)]	6,000	6,000
(937)	Tax effect of adjustments to Paired Share Income	(1,020)	(960)
$ 216,406	Adjusted Paired Share Income	$ 193,166	$ 217,334
$ 1.14	Adjusted Paired Share Income per Paired Share – diluted	$ 1.02	$ 1.14
189,821	Weighted average Paired Shares outstanding – diluted	189,821	189,821

[(1)] Includes loss on disposal of assets, non-operating (income) expense, including foreign currency transaction costs, and certain costs associated with acquisitions, dispositions and capital transactions.

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